UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 9, 2002


                UGOMEDIA INTERACTIVE CORPORATION
             ---------------------------------------
       (Exact name of Registrant as specified in charter)


     Nevada               000-31160              88-0470239
    --------           ----------------         -------------
   (State of       (Commission File Number)     (IRS Employer
 Incorporation)                                Identification
                                                    No.)


  3400 West Desert Inn Road,                 89102
           Suite 13
 ------------------------------            ----------
(Address of Principal Executive            (Zip Code)
           Offices)


Registrant's telephone number, including area code: (317) 915-9220

                              N/A
                          -----------
 (Former Name or Former Address, if Changed Since Last Report)




PAGE-1-



Item 2. Acquisition or Disposition of Assets.

Sovereign Capital Group, a company incorporated under the Business Corporations Act of Ontario, ("Sovereign") proposes to consummate a business combination with UgoMedia Interactive Corporation, a Nevada corporation (the "Registrant" or "UGMI"), with a class of securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). Effective August 9, 2002, Sovereign and UGMI executed a Letter of Intent proposing a business combination between the parties. The following material terms and conditions are proposed to be reflected in a definitive merger agreement (the "Merger Agreement") to be drafted and duly executed, pending the outcome of due diligence, subject to a resolution adopted by the Board of Directors and ratification by the controlling Shareholders of the Issuer in an action by written consent.

On the closing date of the Merger Agreement (the "Closing"), UGMI shall issue to Sovereign shareholders 25,000,000 shares of UGMI common stock, par value $0.001, in exchange for all of the issued and outstanding common stock of Sovereign.

In addition, Sovereign shall pay the sum of two hundred and three thousand, one hundred U.S. dollars (US$203,100) in cash. A non-refundable earnest deposit of fifteen thousand U.S. dollars (US$15,000) was payable at the execution of the Letter of Intent. The outstanding balance of one hundred and eighty-eight thousand, one hundred dollars U.S. dollars (US$188,100) shall be placed in escrow, at the Closing.

The closing of the Merger Agreement is contingent upon the successful placement of a minimum of one hundred ninety thousand U.S. dollars (US$190,000) and a maximum of five hundred thousand U.S. dollars (US$500,000) in notes, which shall be convertible into common shares of UGMI stock at an exercise price equivalent to the book value of UGMI, as determined by the UGMI's principal certifying accountant monthly plus twenty percent (20%) after two
(2) years from date of issue and for a one (1) year period thereafter.

At the Closing, the present officers of UGMI, or an entity controlled by them or under their common control ("the "Officers"), will be allowed to retain certain of the assets of UGMI as delineated in the Letter of Intent as filed as an exhibit herewith.

As a result of the foregoing, and the matters to be ratified and approved by not less than a 50.1% majority of the stockholders of UGMI at a Special Meeting of Shareholders the post Closing capitalization of the UGMI Shares is anticipated to be as follows:

Authorized:                    25,000,000
                                 shares

Owned by Sovereign             25,000,000     83.38%
shareholders:                    shares

Owned by UGMI                   4,984,666     16.62%
shareholders:                    shares

Total Issued and               29,984,666    100.00%
Outstanding:                     shares

Prior to the closing of the merger, UGMI will amend its articles of incorporation to increase the number of authorized shares to a minimum of 30,000,000 or such higher number as is approved by the shareholders under Nevada law.



PAGE-2-



The Merger is subject to and conditioned upon the negotiation, execution and delivery of the definitive Merger Agreement. The Merger Agreement shall contain the basic terms and conditions set forth herein together with such other representations, warranties, covenants, terms, indemnities, and conditions as would be usual and customary for a transaction of this nature and which are mutually agreeable to the parties, including, without limitation, the making of all necessary filings and the obtaining of all necessary approvals or consents from third parties required to consummate the proposed Merger.

The execution and delivery of the Merger Agreement by each party shall be subject to the approval of each Party's Board of Directors and a majority of each entity's shareholders.

On   the  Closing  Date,  UGMI  shall  tender  to  Sovereign  the resignation of each of the officers and directors of UGMI effective seriatim on that date, with such vacancies filled by the nominees of Sovereign.

ITEM 7.  EXHIBITS

Exhibit 2 - Letter of Intent between UgoMedia Interactive
Corporation and Sovereign Capital Group









PAGE-3-



                           SIGNATURES

     Pursuant  to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                UGOMEDIA INTERACTIVE CORPORATION
                --------------------------------
                          (Registrant)

By: /s/ Michael W. Stapleton
    -------------------------
Michael W. Stapleton, CEO

  In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

     Signature                Title                  Date
     ---------               -------                ------

/s/ Michael W. Stapleton    President & CEO      September 16, 2002
------------------------
Michael W. Stapleton

















PAGE-4-